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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 27, 2012

Dear Stockholder:

        We are pleased to invite you to attend our 2012 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 13, 2012, at 9:00 a.m. Eastern Daylight Time.

        Enclosed are the following:

  •
  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2012;

  •
  Our Annual Report on Form 10-K for 2011; and

  •
  A proxy card with a return envelope to record your vote.

        The accompanying notice of the 2012 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

        Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley
 Chairman and Chief Executive Officer

April 27, 2012

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2012 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 13, 2012 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

  1.
  Elect three Class II directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2015 Annual Meeting or until their respective successors have been elected.

  2.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

  3.
  Consider and act upon any other business that is properly presented at the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the 2012 Annual Meeting is April 20, 2012. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Geoffrey P. Gilmore Senior Vice President, General Counsel and Secretary

Cranbury, New Jersey
April 27, 2012

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominees and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.
1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 13, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (sometimes referred to as "Amicus" or the "Company") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 13, 2012 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the internet.

        We intend to mail this Proxy Statement, our 2011 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 27, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2012.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicustherapeutics.com or at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

        Only stockholders of record at the close of business on April 20, 2012 are entitled to vote at the Annual Meeting. On this record date, there were 46,376,169 shares of our common stock ("Common Stock") outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 20, 2012, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 20, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three Class II directors; and

  •
  Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

        Stockholder of Record:    If your shares are registered directly in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

  •
  By telephone.  You may vote over the telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2012 to be counted.

  •
  Internet.  You may vote via the internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2012 to be counted.

        Beneficial Owner:    If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

        Each share of Common Stock that you own as of April 20, 2012, entitles you to one vote on each matter to be voted on at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director and "For" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 2. The broker, bank or other nominee will not be permitted to vote on the other Proposal without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

May I Revoke My Proxy?

        If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board of Directors recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director; and

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

        If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the Audit Committee of our Board will reconsider its selection.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission ("SEC") Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2012. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2013 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 28, 2012 and not later than December 28, 2012; provided, however, that in the event that the date of the 2013 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2012 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2013 Annual Meeting of Stockholders or the tenth (10th) day following the day on which we make a public announcement of the 2013 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

        The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Wednesday, June 13, 2012 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FINANCE

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2012 for (a) the executive officers of the Company, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2012 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 46,376,169 shares of Common Stock outstanding on March 31, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
GlaxoSmithKline plc(1)	6,866,244	14.8%
980 Great West Road Brentford Middlesex
TW8 9GS England
Entities affiliated with Palo Alto Investors(2)	6,234,654	13.3%
470 University Avenue
Palo Alto, CA 94301
Entities affiliated with New Enterprise Associates(3)	5,650,340	12.2%
1119 St. Paul Street
Baltimore, MD 21202
Entities affiliated with FMR LLC(4)	5,349,029	11.5%
82 Devonshire Street
Boston, MA 02109
Entities affiliated with Frazier Healthcare Ventures(5)	3,520,678	7.6%
601 Union Street, Suite 3200
Seattle, WA 98101
Entities affiliated with Great Point Partners(6)	2,618,418	5.5%
165 Mason Street, 3rd Floor
Greenwich, CT 06830

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Executive Officers and Directors
John F. Crowley(7)	1,166,359	2.5%
Matthew R. Patterson(8)	93,322	*
S. Nicole Schaeffer(9)	192,744	*
David Lockhart, Ph.D.(10)	422,796	*
Bradley L. Campbell(11)	149,443	*
John Kirk(12)	99,448	*
Geoffrey P. Gilmore(13)	133,279	*
Pol F. Boudes(14)	164,351	*
Ken Valenzano, Ph.D.(15)	88,385	*
Kenneth Peist(16)	56,281	*
Enrique Dilone(17)	37,270	*
Robert Winkler	—	*
Daphne Quimi(18)	38,638	*
Mohan Ganesan(19)	—	*
Donald J. Hayden, Jr.(20)	56,667	*
Glenn P. Sblendorio(21)	41,933	*
Michael G. Raab(22)	30,000	*
Sol J. Barer, Ph.D.(23)	64,375	*
Margaret G. McGlynn, R.Ph.(24)	26,250	*
James N. Topper, M.D., Ph.D.(5)(25)	3,550,678	7.7%
James Barrett, Ph.D.(3)(26)	5,660,340	12.2%
All directors and executive officers as a group (19 persons)(27)	11,979,237	24.5%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
Shares are held of record by Glaxo Group Limited, an affiliate of GlaxoSmithKline plc.

(2)
Consists of 2,159,986 shares beneficially owned by Palo Alto Healthcare Master Fund, L.P., 2,783,125 shares beneficially owned by Palo Alto Healthcare Master Fund II, L.P., 1,895,819 shares beneficially owned by Palo Alto Healthcare Fund, L.P., and 2,221,769 shares beneficially owned by Palo Alto Healthcare Fund II, L.P. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William Leland Edwards is the controlling shareholder of Palo Alto Investors. Anthony Joonkyoo Yun, M.D. is the President of Palo Alto Investors, LLC and Palo Alto Investors. Each of Palo Alto Investors, LLC, Palo Alto Investors, Mr. Edwards and Dr. Yun disclaims beneficial ownership of the shares held by entities affiliated with Palo Alto Investors, except to the extent of any pecuniary interest therein.

(3)
Consists of 4,584,311 shares held of record by New Enterprise Associates 11, Limited Partnership ("NEA 11") and 1,066,029 shares held of record by New Enterprise Associates 9, Limited Partnership ("NEA 9"). Voting and investment power over the shares held by NEA 9 is exercised by NEA Partners 9, Limited Partnership ("NEA 9 LP"), its general partner. Voting and investment power over the shares held by NEA 11 is exercised by NEA Partners 11, Limited Partnership ("NEA 11 LP), its general partner. NEA 11 GP, LLC ("NEA 11 LLC") is the sole general partner of NEA 11 LP. C. Richard Kramlich, Peter J. Barris, Charles W. Newhall, III and Mark W. Perry are individual general partners of NEA 9 LP and individual members of NEA 11 LLC. M. James Barrett, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell are individual members of

  NEA 11 LLC. Each of the aforementioned indirect holders of the shares held by NEA 11 and NEA 9 disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein.

(4)
Consists of 5,349,029 shares held of record by FMR LLC.

(5)
Consists of 2,586,886 shares held of record by Frazier Healthcare IV, L.P., 13,128 shares held of record by Frazier Affiliates IV, L.P. and 920,664 shares held of record by Frazier Affiliates V, L.P. Dr. Topper, a member of our Board of Directors, holds the title of General Partner with Frazier Healthcare Ventures. In that capacity he shares voting and investment power for the shares held by Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P. Dr. Topper disclaims beneficial ownership of the shares held by entities affiliated with Frazier Healthcare Ventures, except to the extent of any pecuniary interest therein.

(6)
Consists of 401,853 shares held of record by Biomedical Value Fund, L.P. ("BVF"), 444,422 shares held of record by Biomedical Offshore Value Fund, Ltd. ("BOVF"), 154,546 shares held of record by Biomedical Institutional Value Fund, L.P. ("BIVF"), 167,299 shares held of record by Lyrical Multi-Manager Fund, L.P. ("Lyrical"), 72,696 shares held of record by Lyrical Multi-Strategy Offshore Fund, Ltd. and 399,995 shares held of record by Class D Series GEF-PS, L.P ("GEF-PS"), along with 234,612 shares underlying a warrant held by BVF, 254,700 shares underlying a warrant held by BOVF, 87,228 shares underlying a warrant held by BIVF, 150,399 shares underlying a warrant held by Lyrical and 250,668 shares underlying a warrant held by GEF-PS. Great Point Partners, LLC is the investment manager of these funds and by virtue of such status may be deemed to the beneficial owners of these shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point and Mr. David Kroin, as special managing member of Great Point, has voting and investment power with respect to these shares. Each of Great Point Partners LLC, Dr. Jay and Mr. Kroin disclaims beneficial ownership of the shares held by entities affiliated with Great Point Investors, except to the extent of any pecuniary interest therein.

(7)
Consists of 1,002,100 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012, 59,798 shares held directly by Mr. Crowley, 100,000 shares held by a trust f/b/o Mr. Crowley and 4,461 shares underlying a warrant.

(8)
Consists of 93,322 shares held of record. Mr. Patterson's employment with the Company ended on August 31, 2011.

(9)
Consists of 180,162 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012 and 12,582 shares held of record.

(10)
Consists of 422,796 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(11)
Consists of 149,443 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(12)
Consists of 99,448 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(13)
Consists of 133,279 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(14)
Consists of 164,351 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(15)
Consists of 86,677 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012 and 1,708 shares held of record.

(16)
Consists of 56,281 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(17)
Consists of 37,270 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(18)
Consists of 38,638 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(19)
Mr. Ganesan's employment with the Company ended in February 2011.

(20)
Consists of 56,667 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(21)
Consists of 30,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012 and 11,933 shares held of record.

(22)
Consists of 30,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(23)
Consists of 44,375 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012 and 20,000 shares held of record.

(24)
Consists of 26,250 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(25)
Consists of 30,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(26)
Consists of 10,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012.

(27)
Consists of 2,597,737 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2012 and 9,377,039 total shares held of record.

MANAGEMENT

The Board of Directors

        Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board currently consists of eight members, divided amongst the three classes as follows:

  •
  The only current Class I director is Dr. Barrett and his term will expire at the 2014 Annual Meeting of Stockholders;

  •
  The Class II directors are Drs. Barer, Topper and Mr. Hayden and their term will expire at the 2012 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2013 Annual Meeting of Stockholders.

        Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members. We currently have two vacancies in our Class I directors created when one director chose not to stand for reelection when his term expired at the 2011 Annual Meeting of Stockholders, and another director passed away suddenly in November 2011. Our Nominating and Corporate Governance Committee is actively searching for candidates to fill these vacancies.

        On April 19, 2012, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Drs. Barer and Topper and Mr. Hayden for re-election as Class II directors for a term of three years to serve until the 2015 Annual Meeting of stockholders, and until their respective successors have been duly elected and qualified. The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board's decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
Sol J. Barer, Ph.D.(1)	65	Director
Donald J. Hayden, Jr.(2)(4)(5)	56	Director
James N. Topper, M.D., Ph.D.(1)(3)	50	Director

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

(3)
Member of Science and Technology Committee

(4)
Member of Nominating/Corporate Governance Committee

(5)
Lead Independent Director

        Sol J. Barer, Ph.D. has served as a member of our Board of Directors since January 2009. Dr. Barer is the Managing Director of SJ Barer Consulting, LLC. He served as Chairman of Celgene Corporation from January 2011 to June 2011 and as Executive Chairman from June 2010 to January 2011. From January 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/ General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991. Dr. Barer serves on the boards of directors of Aegerion, InspireMD (Chair), ContraFect (Chair), Cerecor (Chair) and Edge Therapeutics. He also serves on the board of trustees of Rutgers University, board of the Tourette Syndrome Association, the board of trustees (Chair) of the Biotechnology Council of New Jersey and is on the board of trustees of the Brooklyn College Foundation and of the Liberty Science Center. He has previously served as a Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the board of directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should be re-elected as a director of the Company.

        Donald J. Hayden, Jr. has served as a member of our Board of Directors since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is the Chairman of the board of directors of Insmed Incorporated. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden's demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry, his service on the board of directors of another publicly-held biopharmaceutical company and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should be re-elected as a director of the Company.

        James N. Topper, M.D., Ph.D., has served as a member of our Board of Directors since 2004. Dr. Topper has been a partner with Frazier Healthcare Ventures since August 2003, holding the position of General Partner since 2004. Prior to joining Frazier Healthcare, he served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics) from 2002 until 2003. Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. He holds an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper previously served on the board of directors of La Jolla Pharmaceutical Company. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine. Dr. Topper's experience overseeing Frazier Healthcare Ventures investments in biotechnology, prior senior management experience in our industry, significant knowledge of medical and scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should be re-elected as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
John F. Crowley	45	Chairman and CEO
M. James Barrett, Ph.D.(3)(4)	69	Director
Margaret G. McGlynn, R.Ph.(1)(3)	52	Director
Michael G. Raab(1)(2)	47	Director
Glenn P. Sblendorio(2)	56	Director

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating/Corporate Governance Committee.

(4)
Member of Science and Technology Committee

        John F. Crowley has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and a M.B.A. from Harvard Business School. Mr. Crowley's demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

        M. James Barrett, Ph.D. has served as a member of our Board of Directors since August 2009. Dr. Barrett currently serves as General Partner of New Enterprise Associates (NEA), where he specializes in biotechnology and works with members of NEA's healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA in 2001, Dr. Barrett served as Founder, Chairman and Chief Executive Officer of Sensors for Medicine and Science (1997 - 2001) where he remains Chairman. Prior to that, he led three NEA-funded companies, serving as Chairman and Chief Executive Officer of Genetic Therapy, Inc. (1987 - 1995), President and Chief Executive Officer of Life Technologies (1985 - 1987), and President and Chief Executive Officer of Bethesda Research Labs (1982 - 1983). He currently serves on the board of directors of several life sciences companies including Clovis Oncology, Inc. and Targacept, Inc., and previously served on the boards of Iomai Corporation, MedImmune, LLC and YM Biosciences, Inc. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a BS in Chemistry from Boston College. Dr. Barrett's experience overseeing NEA investments in biotechnology, serving as a member of the board of directors of other public companies, prior senior management experience, including as President and CEO, in biopharmaceutical companies and strong capital markets experience contributed to our conclusion that he should continue to serve as a director of the Company.

        Margaret G. McGlynn, R.Ph. has served as a member of our Board of Directors since October 2009. Ms. McGlynn has served as CEO and President of The International AIDS Vaccine Initiative since July 2011. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the boards of directors of Air Products and Chemicals, Inc. and Vertex Pharmaceuticals, Inc. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn's significant leadership experience in the pharmaceutical industry, her service on the board of directors of a Fortune 500 company and another biopharmaceutical company, and her financial expertise gained in senior management positions and through her service on the audit committee of another public company contributed to our conclusion that she should continue to serve as a director of the Company.

        Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as Chairman and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of NEA from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab holds a B.A. from DePauw University. Mr. Raab's prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should continue to serve as a director of the Company.

        Glenn P. Sblendorio has served as a member of our Board of Directors since June 2006. Mr. Sblendorio has served as Chief Financial Officer and Executive Vice President of The Medicines Company since March 2006. Prior to joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio's demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior management experience in the pharmaceutical industry contributed to our conclusion that he should continue to serve as a director of the Company.

Director Independence

        Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, the Board has determined that the following directors are "independent directors" as defined by the rules and regulations of The Nasdaq Stock Market LLC ("NASDAQ"): Messrs. Hayden, Raab and Sblendorio, Drs. Barer, Barrett and Topper and Ms. McGlynn.

Committees of the Board of Directors and Meetings

        Our Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and responsibilities described below.

        Audit Committee.    Our Audit Committee met eight times during 2011. The current members of our Audit Committee are Messrs. Sblendorio, Hayden and Raab. Mr. Sblendorio is the chair of the Committee.

        Our Board has determined that Mr. Sblendorio is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has "accounting or related financial management expertise" within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm.

        Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the Audit Committee report required by SEC rules.

        All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

        A copy of the Audit Committee's written charter is publicly available on our web site at www.amicustherapeutics.com.

        Compensation Committee.    Our Compensation Committee met eight times during 2011. Ms. McGlynn, Mr. Raab and Drs. Barer and Topper are the members of our Compensation Committee. Ms. McGlynn is the chair of the Committee and has served as such since June 2011. Prior thereto, P. Sherrill Neff served as chair of the Compensation Committee until his term as director expired in May 2011, at which time he declined to stand for reelection. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Committee. Pay Governance does not provide any other services to the Company.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

  •
  overseeing the evaluation of performance of our senior executives;

  •
  overseeing and administering, and making recommendations to our Board with respect to, our cash and equity incentive plans;

  •
  reviewing and approving potential executive and senior management succession plans; and

  •
  reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

        Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Compensation Committee's written charter is publicly available on our web site at www.amicustherapeutics.com.

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled "Compensation Discussion and Analysis."

        Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee met five times during 2011. Mr. Hayden, Dr. Barrett and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Mr. Hayden chairs the Committee.

        Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board's Committees;

  •
  conducting searches for appropriate directors;

  •
  reviewing the size, composition and structure of our Board;

  •
  developing and recommending to our Board corporate governance principles;

  •
  overseeing a periodic self-evaluation of our Board and any Board committees; and

  •
  overseeing compensation and benefits for directors and Board committee members.

        Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Nominating and Corporate Governance Committee's written charter is publicly available on our web site at www.amicustherapeutics.com.

        Science and Technology Committee.    Our Science and Technology Committee did not meet in 2011. Drs. Topper and Barrett are the members of our Science and Technology Committee. Dr. Topper chairs the Committee.

        Our Science and Technology Committee's responsibilities include:

  •
  identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

  •
  reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company's Research and Development programs;

  •
  reviewing, evaluating and advising the Board regarding the Company's progress in achieving its strategic Research and Development goals and objectives; and

  •
  reviewing and making recommendations to the Board on the Company's internal and external investments in science and technology.

        Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ. A copy of the Science and Technology Committee's written charter is publicly available on our web site at www.amicustherapeutics.com.

Board Leadership Structure

        In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley's election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

  •
  leading executive sessions of the Board's independent directors,

  •
  advising the independent Board committee chairs in fulfilling their responsibilities to the Board,

  •
  assisting the Board and the Company's officers in complying with the Company's governance guidelines, and

  •
  overseeing the process of evaluating, developing and compensating the chief executive officer.

        The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company's development, Mr. Crowley is best suited to oversee the development and implementation of the Company's strategic vision including our planned transition from a development stage entity into a commercial biotechnology company. Mr. Crowley's tenure as chairman also reflects the Board's confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company's strategic planning activities.

        From April 2011 to August 2011, the chief executive officer position was separate from the chairman position when Mr. Crowley briefly served as executive chairman and Mr. Patterson served as acting chief executive officer. Upon Mr. Crowley's return to chief executive officer in August 2011, the two positions were again combined. For additional details, please see "Developments in Company Leadership" below.

Risk Oversight Management

        Our Board provides risk oversight for the Company primarily through the Audit Committee. Under our Enterprise Risk Management Risk Assessment Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit Committee, who provides guidance and feedback to senior management. The Audit Committee apprises the Board of any developments under this plan throughout the year.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company goals and, for employees below vice president, individual goals, have historically made up a small percentage of our employees' total compensation package. For example, in 2011, payouts under our cash incentive bonus plan represented approximately 8% of the total compensation awarded to our named executive officers. Further, as a development stage company, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Policies Governing Director Nominations

        Director Qualifications.    Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  a reputation for integrity, honesty and adherence to high ethical standards;

  •
  the ability to exercise sound business judgment;

  •
  substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company's management based on that experience; and

  •
  the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

        Process for Identifying and Evaluating Director Nominees.    Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee's specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

        Procedures for Recommendation of Director Nominees by Stockholders.    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under "Director Qualifications." Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading "Stockholder Proposals and Nominations for Director."

        Meeting Attendance.    During the year ended December 31, 2011, there were twelve meetings of our Board of Directors, and the various committees of the Board met a total of twenty-one times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2011. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2011 Annual Meeting of Stockholders.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

        Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following is a brief summary of the background of each of our executive officers:

        John F. Crowley, 45, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

        Bradley L. Campbell, 36, has served as Chief Business Officer since February 2012. From January 2010 to February 2012, he served as Senior Vice President, Business Operations. From May 2007 to January 2010, he served as Vice President, Business Planning and from April 2006 until May 2007, he served as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager and later Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

        David J. Lockhart, Ph.D., 50, has served as Chief Scientific Officer since January 2006. Prior to joining Amicus, Dr. Lockhart served as President, Chief Scientific Officer and co-founder of Ambit Biosciences, a biotechnology company specializing in small molecule kinase inhibitors, from March 2001 to July 2005. Dr. Lockhart served as a consultant to Ambit Biosciences from August 2000 to March 2001, and as a visiting scholar at the Salk Institute for Biological Studies from October 2000 to March 2001. Prior to that, Dr. Lockhart served in various positions, including Vice President of Genomics Research at Affymetrix, and was the Director of Genomics at the Genomics Institute of the Novartis Research Foundation from February 1999 to July 2000. He received his Ph.D. from Stanford University and was a post-doctoral fellow at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology.

        Pol F. Boudes, M.D., 55, has served as Chief Medical Officer since January 2009. Prior to joining Amicus, from 2004 to 2009, Dr. Boudes served as Vice President, Global Clinical Development Women's Health Care US at Bayer HealthCare Pharmaceuticals (formerly Berlex, Inc.). From 1990 to 2004, Dr. Boudes served in positions of increasing responsibility with the Wyeth-Ayerst Research division of Wyeth both in Philadelphia, PA and in Europe, with Hoffmann-La Roche, and with Pasteur Merieux serums & vaccines (now sanofi-aventis). Dr. Boudes received his M.D. from the University of Aix-Marseilles, France, completed his internship and residency in Marseilles and in Paris, France and was an Assistant Professor of Medicine at the University of Paris. Dr. Boudes is specialized in Endocrinology and Metabolic Diseases, Internal Medicine, and Geriatric diseases. Dr. Boudes practiced medicine in this capacity in academic hospitals in France where he also participated in multiple clinical research programs as an investigator.

        William D. "Chip" Baird III, 40, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. ("PTC") from April 2005 until April 2012. Before that, he held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S.

from Georgetown University's Edmund A. Walsh School of Foreign Service and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

        S. Nicole Schaeffer, 44, has served as Senior Vice President, Administration and Human Resources since August 2011. Prior to that time, Ms. Schaeffer served as Senior Vice President, Human Resources and Leadership Development since August 2008 and, before that, as Vice President, Human Resources and Leadership Development since March 2005. From 2001 to 2004, she served as Senior Director, Human Resources for three portfolio companies of Flagship Ventures, a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer received her B.A. from the University of Rochester and her M.B.A. from Boston University.

        John R. Kirk, 55, has served as Vice President, Regulatory Affairs since January 1, 2008. Prior to joining Amicus, Mr. Kirk served as Executive Director, Regulatory Affairs at Aegerion Pharmaceuticals. From 2003 to 2007, Mr. Kirk held positions of increasing responsibility with Esperion Therapeutics which was acquired during this time by Pfizer. From 2000 to 2002, Mr. Kirk was Director, Worldwide Regulatory Affairs for Pfizer Global Research and Development. From 1988 to 2000, Mr. Kirk held various Regulatory positions with Parke-Davis Pharmaceutical Research. Mr. Kirk holds both his M.S. and B.S. from Wright State University in Ohio.

        Geoffrey P. Gilmore, 46, has served as Senior Vice President, General Counsel and Secretary since March 2008. Prior to joining Amicus, from 2003 to 2008, Mr. Gilmore was in the Law Department at Bristol-Myers Squibb Company, where he most recently served as Vice President and Senior Counsel. From 2002 to 2003, Mr. Gilmore was a Senior Attorney at Wyeth Pharmaceuticals. From 1997 to 2002, Mr. Gilmore held various positions in the law department of Bristol-Myers Squibb Company. Prior to joining Bristol-Myers Squibb Company, Mr. Gilmore was an associate with the law firms Ballard Spahr Andrews & Ingersoll, LLP, where he practiced in the Business and Finance Group, and Montgomery, McCracken, Walker & Rhoads, LLP, where he practiced in the Corporate & Securities Group. Mr. Gilmore received his B.A. from Franklin and Marshall College and his J.D. from University of Michigan Law School.

        Enrique Diloné, Ph.D., RAC, 45, has served as Vice President, Technical Operations since January 2011. From August 2009 to January 2011, he served as Senior Director, Quality Control and Analytical Chemistry. Prior to joining Amicus, Dr. Diloné served as Executive Director of Quality and Analytics at NovaDel Pharma, a specialty pharmaceutical company developing oral spray formulations, from February 2007 to August 2009. Dr. Diloné served as Senior Director/Director of Analytical Operations at OSI/Eyetech Pharmaceuticals from February 2002 to December 2006. He received a Ph.D. and an M.S., both in Chemistry, from Seton Hall University, and a B.A. in Chemistry from New York University. He is also certified in US Regulatory Affairs.

        Ken Valenzano, Ph.D., 44, has served as Vice President, Pharmacology since May 2010. From July 2005 to May 2010, he served as Senior Director and Director, Pharmacology. Prior to joining Amicus, Dr. Valenzano served in a variety of scientific leadership roles at Purdue Pharma from 1999-2005. He received a Ph.D. from the joint Pharmacology program of Rutgers University and University of Medicine and Dentistry of NJ, Robert Wood Johnson Medical School and a B.S. in Biology from Villanova University.

        Kenneth W. Peist, 48, has served as Vice President, Intellectual Property since January 2011 and, prior thereto, as Senior Director, Intellectual Property since December 2007. From 1998 to 2007, he held a variety of legal positions at Bristol-Myers Squibb Co., Vitae Pharmaceuticals and ExxonMobil. Mr. Peist received his J.D. from Seton Hall University School of Law and a B.S. from Old Dominion University.

        Daphne Quimi, 46, has served as Corporate Controller since January 2010 and, prior thereto, as Director of Accounting Policy and External Reporting since September 2007. From October 2005 to September 2007, Ms. Quimi worked at Bristol-Myers Squibb Company where she served as Director of

Consolidations and External Reporting. Ms. Quimi is a certified public accountant in New Jersey and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A from the Stern School of Business of New York University.

        Robert E. Winkler, M.D., 46, has served as Vice President, Clinical Research and Operations since September 2011. Prior to joining Amicus, Dr. Winkler served as Global Clinical Leader, Global Clinical Development for Novartis Oncology from February 2008 to September 2011 and before that, as Clinical Program Leader from September 2006 to February 2008. Prior thereto, he held various roles in Medical and Scientific Affairs at Schering-Plough, Israel. Dr. Winkler holds an M.D. and B.Sc. from Hadassah Medical School, The Hebrew University, Jerusalem, Israel.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The Compensation Committee, in consultation with the Board of Directors, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. In 2011, the Company made significant progress towards its planned transition into a commercial biotechnology company by advancing its product pipeline and maintaining its financial stability through the achievement of several strategic objectives, including the following:

  •
  We significantly advanced our progress towards becoming a commercial biotechnology company when we completed enrollment of 67 patients in Study 011, our first Phase 3 study of our lead product candidate migalastat HCl for Fabry disease. Results from Study 011 are expected in the third quarter of 2012 and are intended to support the submission of a New Drug Application, or NDA, to the U.S. Food and Drug Administration (FDA) for marketing approval in the United States and other regulatory agencies. Study 011 is a highly complex and unique clinical trial that enrolled Fabry patients from 16 countries at 36 sites worldwide, further validating Amicus as a leader in the development of therapies for rare and orphan diseases.

  •
  We further advanced our migalastat HCl monotherapy program and strengthened our clinical trial expertise when we dosed the first patient in September 2011 in our second Phase 3 study of migalastat HCl in Fabry disease, Study 012. This study is intended to support the worldwide registration of migalastat HCl for Fabry disease with enrollment expected to be complete by the end of 2012.

  •
  We made significant progress in expanding our pharmacological chaperone platform technology when we initiated our first clinical trials evaluating the use of our pharmacological chaperones co-administered with enzyme replacement therapy (ERT), the current standard of care for Fabry, Pompe and other lysosomal storage diseases (LSDs). Study 013 and Study 010 are Phase 2 studies evaluating migalastat HCl co-administered with ERT in Fabry patients and our pharmacological chaperone AT2220 co-administered in Pompe patients, respectively. Results from both studies are expected in 2012 and may form the basis for further clinical trials.

  •
  We strengthened our collaboration and relationship with GlaxoSmithKline (GSK) through which we are jointly developing migalastat HCl for Fabry disease by, in part, initiating our first jointly-run clinical trials. Our collaboration with GSK continues to provide financial and strategic advantages to Amicus which we only expect to grow as we move toward NDA submission for migalastat HCl and as GSK increases its share of program costs from 50% in 2011 to 75% in 2012, and as we potentially become eligible to receive milestone and royalty payments.

  •
  We continued to diligently manage our cash position, finishing 2011 with enough cash to fund operations through the middle of the third quarter of 2013. Our cash position, along with the cost-sharing arrangement with GSK, provides us with flexibility to expand our platform technology and continue our important preclinical and clinical work in disease areas other than Fabry.

        In recognition of these and other accomplishments throughout the year, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2011 should be set at 80%, resulting in bonuses for such officers below their targets and below the bonuses awarded to our named executive officers for 2010.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2011 by our "named executive officers"—our chief executive officer, former president and acting chief executive officer, principal financial officer, former principal financial officer and three other most highly compensated executive officers. In 2011, our named executive officers were:

  •
  Our Chairman and Chief Executive Officer, John F. Crowley;

  •
  Our Controller and Principal Financial Officer, Daphne Quimi;

  •
  Our Chief Scientific Officer, David J. Lockhart, Ph.D.;

  •
  Our Chief Medical Officer, Pol F. Boudes, M.D.;

  •
  Our Chief Business Officer, Bradley L. Campbell; and

  •
  Our former President and Acting Chief Executive Officer Matthew R. Patterson and former Principal Financial Officer Mohan Ganesan.

        Mr. Patterson served as our president until August 2011 and Mr. Ganesan served as our principal financial officer until February 2011. Mr. Patterson also served as our acting chief executive officer from April 2011 to August 2011 during which time Mr. Crowley served as executive chairman. Mr. Crowley's subsequent reappointment to the chief executive officer position following his brief term as executive chairman is more fully described below under "Developments in Company Leadership".

Objectives and Philosophy of Executive Compensation

        We are a biopharmaceutical company focused on the discovery, development and commercialization of orally administered, small molecule drugs known as pharmacological chaperones, a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage diseases and diseases of neurodegeneration. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we plan our transition from a development-stage company to a commercial biotechnology company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

        Our compensation philosophy is to:

  •
  provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

  •
  attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

  •
  increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

  •
  deliver pay in a cost efficient manner that aligns employees' compensation with stockholders' long-term interests.

        Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company's values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are established at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

  •
  continued progress in our clinical development of pharmacological chaperones as monotherapies and co-administered with ERT especially in Fabry disease;

  •
  continued progress in our pre-clinical research and development programs including our work in Parkinson's disease and in studies evaluating pharmacological chaperones in combination with ERT;

  •
  implementation of appropriate financing or business development strategies; and

  •
  efficient, strategic management of our cash.

        For 2011, the Compensation Committee determined that cash bonus payouts for our named executive officers should be made solely on the basis of the Company's performance as measured by the corporate multiplier. The Compensation Committee believed that it was important for the executive team to work together to achieve critical operational and financial goals, including completing enrollment in Study 011 and effectively managing our collaboration with GSK. Therefore, given our stage of development and goals during 2011, the Committee felt that awarding bonuses to our executive officers based solely on the corporate multiplier provided a strong incentive for the executive team to advance our corporate objectives while aligning our interests with those of our shareholders. The exception to this bonus structure is the amount of cash bonus paid to Ms. Quimi, who did not serve as a vice president of the Company at any time during 2011. For Ms. Quimi, her annual cash incentive bonus was calculated based on both the corporate multiplier and an individual multiplier, each of which are discussed in detail below.

  Inclusion of Individual Multiplier in 2012

        For 2012, the Compensation Committee has determined that annual cash incentive bonuses for our named executive officers other than Mr. Crowley will also be determined by reference to both the corporate and an individual multiplier. The chief executive officer, in consultation with the senior vice president, human resources, established individual goals for the named executive officers at the beginning of 2012 that are specific to the executive officer's area of expertise and support our corporate goals for the year. Other than Mr. Crowley, for our named executive officers at the chief level, the attainment of individual goals will account for 20% of the executive's bonus payout determination, while the remaining 80% will be determined by reference to the corporate multiplier. For our senior vice presidents and vice presidents, the split will be 75%/25% and 70%/30%, respectively, in each case with the corporate multiplier as the dominant factor. Mr. Crowley's annual cash incentive bonus will continue to be determined by reference only to the corporate multiplier. We anticipate that all of our named executive officers for 2012 will be at the chief level, excluding the time during which Ms. Quimi served as principal financial officer prior to the appointment of William D. "Chip" Baird as chief financial officer in April 2012. Mr. Baird's appointment to chief financial officer is described below under "Developments in Company Leadership".

        While the Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers' compensation with the interests of our stockholders, it also believes that some portion of an executive's compensation should be linked to individual performance, which is consistent with market practice. The Compensation Committee believes that including the individual multiplier as a component of named executive officers' 2012 bonus payouts is important to incentivize our officers during this crucial time in Amicus' history as we anticipate our first Phase 3 results from Study 011 and continue our transformation into a commercial biotechnology company. Because of Mr. Crowley's substantial influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley's cash bonus solely on the achievement of corporate objectives.

Compensation Program Elements and Pay Level Determination

        Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. For 2011, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors.

        As part of the compensation evaluation process, the chief executive officer and the senior vice president of human resources present to the Compensation Committee an individual assessment of each named executive officer's performance, excluding the chief executive officer's performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each executive officer which includes actions on base salary. As discussed above, recommendations on payouts under our cash incentive plan were based on evaluations of the Company's performance for the year. The results of the named executive officer's performance are a determination by his supervisor and chief executive officer with input from other peers, and direct reports as appropriate. The chief executive officer's performance is assessed by all independent directors under the leadership of our Lead Independent Director. Long-term incentive grants are based on an executive's level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under "Annual Stock Option Awards". Long-term incentive grants are designed to motivate the executive team to best achieve the Company's goals and implement our business strategy, thereby increasing stockholder value.

        Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual individual goal setting as well as mid-year and annual performance reviews.

        We target our total compensation for our named executive officers and each of its comprising elements—base salary, bonus and long-term incentive awards—at the 50th - 75th percentile of a broad set of companies from the peer group discussed below. Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. Consistent with our compensation philosophy to ensure strong long-term pay-for-performance aligned with shareholder interests, we recently granted stock options to our named executive officers with target values that approximate the 75th percentile of our peer group. The Compensation Committee considered all the information presented (including external competitiveness, the performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

Developments in Company Leadership

        During 2011, we underwent a series of changes in our leadership structure related to Mr. Crowley's brief resignation as chairman and chief executive officer from April 2011 to August 2011 and Mr. Patterson's tenure as acting chief executive officer during that time. The specific changes were as follows:

  Chief Executive Officer Position Timeline

  •
  In April 2011, Mr. Crowley resigned as chairman and chief executive officer of the Company and was appointed by the Board of Directors as executive chairman.

  •
  Upon Mr. Crowley's resignation, the Board appointed Mr. Patterson acting chief executive officer in addition to his duties as president of the Company.

  •
  In June 2011, the Board reappointed Mr. Crowley as chief executive officer effective August 2011 and Mr. Patterson resumed his duties solely as president of the Company at that time.

  •
  Mr. Patterson subsequently resigned from the company at the end of August 2011 to pursue other opportunities.

  Mr. Crowley's Employment Agreement

        Upon his appointment to executive chairman in April 2011, Mr. Crowley signed an employment agreement with the Company (the "Executive Chairman Agreement") that replaced his then-existing agreement entered into in December 2010 pursuant to which he served as chief executive officer (the "December 2010 Agreement"). In his role as executive chairman, Mr. Crowley's annual base salary was reduced by 50 percent to $272,500 and he became ineligible to participate in the Company's annual cash incentive bonus plan. Mr. Crowley did continue to participate in the Company's insured group health plan, subject to the same qualifications as other senior management of the Company, and the Company continued to make monthly payments of $150,000 to Mr. Crowley (the "Monthly Medical Payments") to help defray the substantial medical expenses incurred by Mr. Crowley and his family that are not covered by the group health plan. The Monthly Medical Payments were provided to Mr. Crowley under the December 2010 Agreement as well.

        When Mr. Crowley agreed to resume his duties as chairman and chief executive officer in June 2011, he entered into a new employment agreement that is substantially similar to the December 2010 Agreement. Importantly, Mr. Crowley's base salary of $545,000, bonus, severance and benefits under the current employment agreement are the same as provided under the December 2010 Agreement, including payment of the Monthly Medical Expenses. Because Mr. Crowley was not entitled to participate in the Company's annual cash bonus incentive program during the time he served as executive chairman, his cash bonus payout for 2011 was prorated accordingly. For additional detail on Mr. Crowley's current employment agreement, please see "Severance Benefits and Change of Control Arrangements" on page 37.

  Mr. Patterson's Compensation and Severance Arrangements

        In connection with his appointment to acting chief executive officer in April 2011, the Company and Mr. Patterson entered into a revised severance and change in control agreement (the "Patterson Letter Agreement"). The Patterson Letter Agreement provided that if Mr. Patterson was terminated without cause or resigned for good reason, he would receive (i) continued payment of his monthly base salary then in effect for twelve months, (ii) an amount equal to any bonus paid to Mr. Patterson in the previous year prorated for the number of months actually worked in the year of termination, and only if termination occurred after June 30 of the calendar year, (iii) the vesting of all options then held by Mr. Patterson would accelerate by twelve months, (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for twelve months, and (v) any otherwise unvested restricted stock would fully vest. "Good reason" was defined to include the appointment of a person other than Mr. Patterson to the permanent chief executive officer position. In addition, the Company granted Mr. Patterson 50,000 shares of restricted stock. Under the terms of the restricted stock grant, the shares would vest in full upon the earliest of (i) eighteen months after the grant date, or October 18, 2012, (ii) two business days following the announcement of preliminary results from Study 011, or (iii) the date on which Mr. Patterson's employment with the Company ceased due to a termination by the Company without cause or a resignation by Mr. Patterson for good reason, which included the appointment of a person other than Mr. Patterson to the permanent chief executive officer position. Mr. Patterson's base salary had previously been raised in February 2011 to $425,000 upon his appointment to president, and no further changes to his base salary were made when he was appointed acting chief executive officer.

        Mr. Patterson subsequently resigned from the Company for good reason following Mr. Crowley's reappointment to chief executive officer at the end of August 2011. As a result, Mr. Patterson received the severance benefits described immediately above including the full vesting of his 50,000 restricted shares. The value of these payments to Mr. Patterson is described under "Potential Payments Upon Termination Without Cause or Resignation for Good Reason" on page 38.

  Recent Chief Officer Developments

        In January 2012, Bradley L. Campbell was promoted to chief business officer from senior vice president, business operations and, in April 2012, William D. "Chip" Baird, III became chief financial officer of the Company. Upon his appointment to chief financial officer, Mr. Baird became the principal financial officer of the Company while Ms. Quimi remains our principal accounting officer. Mr. Baird's annual salary is $325,000 and, like all of our chief officers, he is eligible for a bonus equal to 40% of his base salary. In addition, the Company paid Mr. Baird a sign on bonus of $40,000 and granted him 175,000 stock options which will vest in accordance with our standard four-year vesting schedule. Upon his appointment to chief business officer, Mr. Campbell's base salary was raised from $300,000 to $340,000 and he, too, became eligible for a bonus equal to 40% of his base salary. No other changes were made to Mr. Campbell's compensation.

Peer Group

        The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Three companies were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with Alnylman Pharmaceuticals and Enzon Pharmaceuticals upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

ACADIA Pharmaceuticals	ArQule	PolyMedix
Affymax	Cytokinetics	Rigel Pharmaceuticals
Alexza Pharmaceuticals	Enzo Biochem	Synta Pharmaceuticals
Alnylam Pharmaceuticals	Enzon Pharmaceuticals

Elements of Compensation

        Our executive compensation consists of a number of elements, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation we target an overall executive compensation program that is competitive with market data.

Base Salary

        Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer's scope of responsibilities, past performance, experience and skills. The salary increase from 2010 to 2011 for Drs. Boudes and Lockhart and Ms. Quimi was 3% and, for Mr. Campbell, 18%, in each case based on the Compensation Committee's evaluation of market data. Base salaries for Messrs. Crowley and Patterson were increased by 22% in connection with the amendments to Mr. Crowley's employment agreement in December 2010 and Mr. Patterson's promotion to president of the Company in February 2011, respectively. As discussed above, Mr. Crowley's base salary was subsequently reduced by 50% in April 2011 upon his appointment as executive chairman, but was restored to $545,000 upon his reappointment to chief executive officer later in the year. For 2012, base salaries for Mr. Crowley and Drs. Boudes and Lockhart were increased by 3% based on market data, while Ms. Quimi's base salary was increased by 3.75% in recognition of her strong performance during 2011. As discussed above, Mr. Campbell's salary was raised 13% upon his promotion to chief business officer.

Annual Cash Incentive Plan

        We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities, which are expressed as a percentage of base salary, are generally targeted at the 50th percentile of the market. For 2011, these percentages of base salary were determined by level in the organization in accordance with our bonus plan as follows:

Position	2011 Targeted Bonus % of Base Salary
Chief Executive Officer	60%
Other Chief Officers	40%
Senior Vice Presidents	30%

        For 2011, bonuses awarded under the plan to our named executive officers, other than Ms. Quimi, were determined solely by reference to a corporate multiplier. As discussed above, Ms. Quimi's bonus was awarded based on both the corporate multiplier and an individual multiplier because she did not serve as a vice president of the Company at any time during 2011. Mr. Patterson was not eligible to receive a bonus for 2011 service, although he did receive a prorated bonus as part of his severance agreement upon leaving the Company in August 2011.

        The corporate multiplier is based upon a determination of how the Company performed against the corporate goals established at the beginning of the year and the other significant corporate activities that occurred during the year. This corporate multiplier may range from 50% to 150%. For bonuses related to 2011 performance, the corporate multiplier was set at 80% for the reasons discussed below. In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Ms. Quimi, was multiplied by the 80% corporate multiplier. Ms. Quimi's bonus was determined by first multiplying her target bonus by the 80% corporate multiplier and then multiplying that amount by her individual multiplier of 105%. The table on page 29 illustrates further how 2011 awards under the plan were calculated for our named executive officers.

  The Corporate Multiplier

        On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. The Company's internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

        At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company's control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company's product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company's general business objectives throughout the year in order to achieve a 100% corporate multiplier.

        For 2011, our corporate objectives were as follows:

  •
  complete Study 011 including data analysis and announcement of top-line results, and advance migalastat HCl for Fabry disease towards a NDA filing with FDA,

  •
  enroll a majority of patients in Study 012,

  •
  establish proof of concept in humans for the co-administration of a pharmacological chaperone with ERT,

  •
  advance AT3375 towards an Investigational New Drug Application (IND) with FDA for the treatment of Parkinson's disease in Gaucher disease carriers, including required activities related to manufacturing, toxicology studies and preclinical proof of concept studies,

  •
  complete a proof of concept study in a PS1-related Alzheimer's disease animal model, and

  •
  end 2011 with a minimum of 18 months of cash necessary to operate our business.

        In reaching its recommendation on the corporate multiplier for 2011, the Compensation Committee applied a weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Complete Study 011	30%	50%	15%
Enroll majority of patients in Study 012	15%	20%	3%
Establish Proof of Concept for co-administration in humans	30%	100%	30%
Advance AT3375 towards IND	10%	80%	8%
Complete proof of concept study in Alzheimer's animal model	5%	100%	5%
End 2011 with a Minimum of 18 Months of Cash	10%	90%	9%
TOTAL SCORE	100%		70%
Corporate Multiplier Determined by Compensation Committee			80%

        Although the total score determined by the Compensation Committee based on the methodology in the table above for the 2011 corporate objectives was 70%, the Committee determined that the corporate multiplier should be set at 80%. The Compensation Committee made this determination based on a number of factors including (i) the significance of Study 011 enrollment completion, (ii) the strict entry criteria established for Study 011 and Study 012 that make enrollment challenging but which are designed to create clinical studies that would best support applications for regulatory approvals of migalastat HCl in the United States and worldwide, (iii) the impact of factors outside of the Company's control that hindered full attainment of the goals, including the lengthy ERT shortage, and (iv) the significant effort exerted by the Company during 2011 to meaningfully advance Amicus in its planned transition from a development stage company to a commercial biotechnology company. Additional detail for the score awarded by the Compensation Committee for each objective is provided immediately below.

  2011 Corporate Objectives Measurement

        The Compensation Committee believed that completing Study 011 was the most important corporate objective for 2011 and enrolling a majority of patients in Study 012 was likewise significant because moving migalastat HCl towards a NDA filing and therefore closer to potential marketing approval would significantly advance our goal of transitioning from a development stage company to a commercial biotechnology company. In addition, we are eligible to receive milestone and royalty payments from GSK as our migalastat HCl program advances under the terms of our collaboration agreement with GSK. Therefore, the progress of this program directly affects our cash position and our ability to continue our work to expand our platform technology to other applications and diseases. While fully enrolling Study 011 is a tremendous accomplishment for the Company, we did not complete enrollment in time to enable data analysis and announcement of top-line results; therefore, we did not fully meet the Study 011 objective. In addition, dosing the first patient in a second phase 3 study of migalastat HCl for Fabry disease represented an important milestone for Amicus, but the Company fell well short of its enrollment goal. Therefore, the Compensation Committee decided that the Study 011 and Study 012 objectives were only 50% and 20% completed, respectively, and determined a score of 15% by multiplying the 30% weighting by the 50% completion percentage for the Study 011 objective and 3% for the Study 012 objective by multiplying the 15% weighting by the 20% completion percentage.

        The Compensation Committee determined that establishing proof of concept in humans for co-administration of a pharmacological chaperone with ERT was the second most important corporate objective because expanding our technology platform could potentially benefit the LSD patient community while delivering value to our stockholders. This is particularly important to our migalastat HCl program, where we estimate that approximately half of the Fabry patient population may benefit from treatment with migalastat HCl as a monotherapy, but all Fabry patients could potentially benefit from co-administration of migalastat HCl with ERT. In January 2012, we announced positive preliminary results from Study 013 which included, in part, increases in levels of active enzyme in plasma and skin demonstrating a positive drug-drug interaction between migalastat HCl and ERT. Based on these preliminary data, the Compensation Committee determined that this objective was fully achieved and awarded a score of 30%.

        Our cash position directly affects our ability to conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Because we currently do not own, or receive royalties on sales of, any marketed products, careful management of our cash is critical to our operations. Therefore, for 2012, we increased our historical goal of ending the year with enough cash to fund our operations for twelve months to eighteen months. At the time the Compensation Committee evaluated our goal achievement for 2011, we were in the process of finalizing our 2012 operating budget and overall strategic plan. Although we believed cash at year-end would be sufficient to last eighteen months, it was not entirely certain; therefore, the Compensation Committee conservatively determined that the goal was 90% achieved and determined a score of 9% by multiplying the 10% weighting by the 90% completion percentage. However, as we have previously stated, we believe our cash position is sufficient to fund operations into the mid-third quarter of 2013; therefore, this goal was actually fully achieved. However, the Compensation Committee did not make any change to the score awarded to the achievement of this goal for 2011.

        Advancing our pharmacological chaperone AT3375 towards IND for the treatment of Parkinson's disease and completing an initial proof of concept study in an Alzheimer's disease animal model were important goals for the Company because they, like our co-administration work, may represent extensions of our platform technology. We made significant progress in advancing AT3375 towards an IND filing, but did not fully accomplish this objective. Thus, the Compensation Committee determined a score of 8% by multiplying the 10% weighting by the 80% completion percentage. Given its early stage, the Alzheimer's disease objective was only given a 5% weighting. This goal was fully achieved and a score of 5% was awarded by the Compensation Committee.

  The Individual Multiplier

        As discussed above, Ms. Quimi was the only named executive officer whose annual cash incentive bonus was determined based on both the corporate multiplier and an individual multiplier. Ms. Quimi's individual multiplier was recommended by her supervisor and approved by the Compensation Committee based largely on her (i) leadership in our public financial reporting process, (ii) commitment to fiscal discipline, and (iii) significantly increased responsibilities upon her appointment to principal financial officer in February 2011 in addition to her duties as principal accounting officer. In order to determine Ms. Quimi's cash bonus for 2011, her target bonus was first multiplied by the 80% corporate multiplier, and then multiplied by her individual multiplier of 105%, resulting in an annual cash incentive payout of $33,601.

  Calculation of Annual Cash Incentive Bonuses

        The calculation of the eligible named executive officers' individual cash incentive payments for service in 2011 is summarized in the table below. Because Messrs. Patterson and Ganesan were not employed by the Company at the time annual cash incentive bonuses were paid, they did not receive an annual bonus, although Mr. Patterson did receive a prorated bonus as part of his severance agreement as described below.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)		Base Salary ($)	Payout ($)
John F. Crowley Chairman and Chief Executive Officer	80	N/A	60		$461,356	$174,400	(1)
David J. Lockhart, Ph.D. Chief Scientific Officer	80	N/A	40		378,741	121,197
Pol F. Boudes, M.D. Chief Medical Officer	80	N/A	40		357,203	114,305
Bradley L. Campbell Chief Business Officer	80	N/A	30	(2)	300,000	72,000
Daphne Quimi Principal Financial Officer	80	105	20		200,006	33,601

(1)
Mr. Crowley's bonus for 2011 was prorated to reflect the period during which he served as executive chairman at which time he was ineligible to receive an annual cash incentive bonus.

(2)
Mr. Campbell served as senior vice president, business operations during 2011. Therefore, his target bonus was 30%. Following his promotion to chief business officer in February 2012, he became eligible for a bonus equal to 40% of his base salary.

Long-term Incentive Program

        We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, and our 2002 Equity Incentive Plan, or the 2002 Plan, authorize or authorized us to grant stock options, restricted stock and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant.

        We have used stock options as a long-term incentive vehicle because we believe that:

  •
  Stock options and the vesting period of stock options attract and retain executives.

  •
  Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives' incentive to increase our stock price and maximize stockholder value.

  •
  Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

        As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options.

Initial Stock Option Awards

        Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people. None of our named executive officers received an initial stock option award in 2011. Mr. Baird did receive an initial stock option grant of 175,000 shares upon joining the Company in April 2012.

Semi-Annual Stock Option Awards

        The Compensation Committee believes that providing additional option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our historical practice had been to make annual stock option awards to our named executive officers in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended. Beginning in 2011, we began making semi-annual rather than annual option grants to our named executive officers in connection with company-wide grants. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the option grants across a broader time horizon and takes into account the historical volatility of our stock price.

        The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data and recent Company developments. All of the stock option awards are subject to our standard four-year vesting schedule. The 2011 stock option grants are described in the section entitled "Grants of Plan-Based Awards" on page 35.

        We have typically awarded the largest number of options in each grant to our chief executive officer in recognition of his role as our principal executive officer, chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 150,000 shares of Common Stock in our company-wide grant in February 2012. Historically, we have made equal grants to each of our other chief officers. For example, Dr. Boudes and Lockhart each received options to purchase 50,000 and 85,000 shares of Common Stock in January 2011 and June 2011, respectively. However, during this critical time in the Company's development as we move towards becoming a commercial biotechnology company, the Compensation Committee recently exercised its discretion to make different grants to our chief officers. In February 2012, the Compensation Committee, upon the recommendation of our chief executive officer, awarded our chief scientific officer, chief business officer and chief medical officer options to purchase 80,000, 70,000 and 60,000 shares of Common Stock, respectively. Factors that the Compensation Committee and our chief executive officer considered in making these grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, and (iv) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award were as follows:

  David J. Lockhart, Chief Scientific Officer

  •
  Responsibility for management of the largest function at Amicus (R&D) and two related facilities (San Diego and Cranbury);

  •
  Key leadership role in driving success of science activities across multiple areas;

  •
  Longest tenure at Amicus among all chief-level executives; and

  •
  Significant role in corporate communications with all key stakeholders, including science, medical and investment communities.

  Bradley L. Campbell, Chief Business Officer

  •
  Responsibility for management of key activities across a range of areas, including business development, patient advocacy, commercial planning, manufacturing and program management;

  •
  Successfully led key aspects of our strategic planning process for 2012 and beyond; and

  •
  Performs a critical role on the joint steering committee with our partner, GSK, and in commercial planning efforts for migalastat HCl.

  Pol F. Boudes, Chief Medical Officer

  •
  Responsibility for global management and oversight of all key clinical and regulatory efforts; and

  •
  Role as our primary liaison with a worldwide network of key opinion leaders and investigators in lysosomal storage diseases.

Restricted Stock

        Our 2002 Plan and 2007 Plan authorize us to grant restricted stock. In 2011, we granted Mr. Patterson 50,000 shares of restricted stock in connection with his appointment to acting chief executive officer, all of which have vested as described above. While we have no current plans to grant additional restricted stock, we may choose to do so in order to implement the long-term incentive goals of the Compensation Committee.

Other Compensation

        Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

        In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant's salary and bonus paid during the year. The match vests 25% per year on a cliff vesting schedule over the first four years of employment for each participant.

Additional Chief Executive Officer Benefits

        Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley's compensation reflects this responsibility and takes into account his unique circumstances.

        As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family. In particular, we make monthly compensation payments of $150,000 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities up to $1.8 million per year, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley upon entry into the December 2010 Agreement in order compensate Mr. Crowley for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company's exposure to Mr. Crowley's expected growth in future medical expenses.

Termination Based Change of Control Compensation

        Upon termination of employment under certain circumstances, our named executive officers other than Ms. Quimi are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive's role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers other than Ms. Quimi in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this "double trigger" requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. In addition, this structure is more appropriate than a single trigger acceleration mechanism contingent only upon a change of control because unvested equity awards would continue to encourage our executives to remain with the Company following a change of control. The specifics of each named executive officer's arrangements are described in further detail below under "Severance Benefits and Change of Control Arrangements" on page 37.

Executive Compensation

Summary Compensation Table

        The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)		Stock Awards ($)		Option Awards(2) ($)	All Other Compensation ($)		Total ($)
John F. Crowley	2011	$461,356	$174,400	(3)			$497,088	$1,822,251	(4)	$2,955,095
Chairman and Chief	2010	446,505	242,229				109,106	1,017,174	(5)	1,815,014
Executive Officer	2009	437,750	109,438				1,202,336	1,191,368	(6)	2,940,892
Matthew R. Patterson(7)	2011	280,443	—		$360,500	(8)	216,945	580,883	(9)	1,438,771
Former President	2010	347,510	150,819				59,512	14,905	(10)	572,746
	2009	340,606	68,139				632,458	14,905	(10)	1,056,108
David Lockhart, Ph.D.	2011	378,741	121,197				564,344	13,001	(11)	1,077,283
Chief Scientific Officer	2010	367,710	159,586				59,512	12,790	(12)	599,598
	2009	360,500	72,100				632,458	12,790	(12)	1,077,848
Pol F. Boudes, M.D.	2011	357,203	114,305				564,344	14,489	(13)	1,050,341
Chief Medical Officer	2010	346,800	150,511				59,512	12,790	(12)	569,613
	2009	319,077	193,000	(14)			969,320	141,474	(15)	1,622,871
Bradley L. Campbell	2011	300,000	72,000				376,329	22,156	(16)	770,485
Chief Business Officer

Mohan Ganesan(17)	2011	24,933	—				—	4,777	(18)	29,710
Former Principal Financial	2010	180,074	46,891				23,805	10,749	(19)	261,519
Officer
Daphne Quimi	2011	200,006	33,601				99,284	13,444	(20)	346,335
Principal Financial Officer

(1)
The 2011 amount represents bonuses earned in 2011 and paid in 2012; the 2010 amount represents bonuses earned in 2010 and paid in 2011 and the 2009 amount represents bonuses earned in 2009 and paid in 2010.

(2)
The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2011, filed with the Securities and Exchange Commission on Form 10-K on February 28, 2012, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(3)
Mr. Crowley's bonus was prorated to reflect the period during 2011 when he served as chief executive officer. Mr. Crowley was not eligible for a bonus during the time he served as executive chairman. For additional details, please see "Developments in Company Leadership" above.

(4)
Includes $12,250 of 401(k) employer match, $1,800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $1,500 for health care savings account, $780 in life insurance premiums, $5,702 reimbursement for non-qualified travel expenses and $2,019 in the corresponding reimbursement of taxes.

(5)
Includes $12,250 of 401(k) employer match, $220,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's employment agreement, $183,078 for corresponding reimbursement of taxes, $601,306 for health insurance premiums for Mr. Crowley's family and $540 in life insurance premiums.

(6)
Includes $12,250 of 401(k) employer match, $220,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's employment agreement, $183,078 for corresponding reimbursement of taxes, $775,500 for health insurance premiums for Mr. Crowley's family and $540 in life insurance premiums.

(7)
Mr. Patterson's employment with us ended on August 31, 2011.

(8)
Pursuant to his employment agreement, Mr. Patterson's 50,000 restricted shares fully vested upon his resignation from the Company in August 2011.

(9)
Includes the following items paid in 2011: $134,039 of base salary (severance payments), $23,702 of vacation earned and paid as part of severance package, $100,546 of bonus paid as part of severance package, $12,250 of 401(k) employer match and $493 for health insurance premiums. Also includes the following items to be paid in 2012 as part of severance package: $290,961 of base salary and $18,892 of benefit continuation.

(10)
Includes $12,250 of 401(k) employer match, $2,115 for health insurance premiums and $540 in life insurance premiums.

(11)
Includes $12,250 of 401(k) employer match and $751 in life insurance premiums.

(12)
Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.

(13)
Includes $12,250 of 401(k) employer match, $1,500 for health care savings account and $739 in life insurance premiums.

(14)
Represents $125,000 signing bonus and $68,000 bonus under our annual cash incentive plan.

(15)
Includes $12,250 of 401(k) employer match, $83,483 of relocation expenses, $45,201 for reimbursement of taxes and $540 in life insurance premiums.

(16)
Includes $12,250 of 401(k) employer match, $1,500 for health care savings account, $685 in life insurance premiums, $5,702 reimbursement for non-qualified travel expenses and $2,019 in the corresponding reimbursement of taxes.

(17)
Mr. Ganesan served as our principal financial officer from September 2010 until his resignation in February 2011.

(18)
Includes $3,277 of 401(k) employer match and $1,500 for health care savings account.

(19)
Includes $10,304 of 401(k) employer match and $445 in life insurance premiums.

(20)
Includes $12,101 of 401(k) employer match, $750 for health care savings account and $593 in life insurance premiums.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during 2011. Mr. Ganesan was not granted any plan-based awards during 2011.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise Price of Option Awards ($/Sh)	All Other Stock Awards: Number of Shares of Stocks (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
John F. Crowley	1/19/2011	120,000	$5.96		$497,088
Chairman and Chief Executive Officer(3)
Matthew R. Patterson	1/19/2011	50,000	5.96		216,945
Former President	4/18/2011			50,000	360,500
David Lockhart, Ph.D.	1/19/2011	50,000	5.96		208,067
Chief Scientific Officer	6/16/2011	85,000	6.06		356,277
Pol F. Boudes, M.D.	1/19/2011	50,000	5.96		208,067
Chief Medical Officer	6/16/2011	85,000	6.06		356,277
Bradley L. Campbell	1/19/2011	30,000	5.96		124,840
Chief Business Officer	6/16/2011	60,000	6.06		251,489
Daphne Quimi	1/19/2011	8,750	5.96		36,412
Principal Financial Officer	6/16/2011	15,000	6.06		62,872

(1)
The option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(2)
The grant date fair value of option awards granted to our named executive officers in 2011 was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2011, filed with the Securities and Exchange Commission on Form 10-K on February 28, 2012, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. The grant date fair value of stock awards was determined based on the market value of the Company's shares on the grant date.

(3)
Mr. Crowley did not receive an option grant in June 2011 because he was serving as executive chairman at that time.

Outstanding Equity Awards at Year-End

        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2011. All of Mr. Ganesan's options expired prior to the end of the year.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
John F. Crowley	49,931	—		$0.638	1/6/2015
Chairman and Chief Executive Officer	16,491	—		0.638	8/17/2014
	89,000	—		5.325	10/20/2015
	280,000	—		5.325	2/28/2016
	200,000	—		13.425	4/25/2017
	119,786	5,214	(2)	10.21	2/5/2018
	73,307	30,193	(4)	10.36	2/3/2019
	78,125	71,875	(5)	4.16	11/16/2019
	20,620	34,380	(6)	2.81	6/15/2020
	—	120,000	(7)	5.96	1/19/2021
Matthew R. Patterson	36,667	—		5.325	2/27/2012
Former President	33,334	—		5.325	2/27/2012
	80,000	—		13.425	2/27/2012
	45,000	—		10.21	2/27/2012
	47,250	—		10.36	2/27/2012
	54,986	—		4.16	2/27/2012
	16,250	—		2.81	2/27/2012
	19,787	—		5.96	2/27/2012
David Lockhart, Ph.D.	133,334	—		5.325	2/28/2016
Chief Scientific Officer	100,000	—		13.425	4/25/2017
	43,108	1,892	(2)	10.21	2/5/2018
	17,480	2,250	(3)	10.53	6/10/2018
	38,250	15,750	(4)	10.36	2/3/2019
	41,658	38,342	(5)	4.16	11/16/2019
	11,250	18,750	(6)	2.81	6/15/2020
	—	50,000	(7)	5.96	1/19/2021
	—	85,000	(8)	6.06	6/16/2021
Pol F. Boudes, M.D.	72,909	27,091	(4)	10.36	2/3/2019
Chief Medical Officer	41,658	38,342	(5)	4.16	11/16/2019
	11,250	18,750	(6)	2.81	6/15/2020
	—	50,000	(7)	5.96	1/19/2021
	—	85,000	(8)	6.06	6/16/2021
Bradley L. Campbell	13,334	—		8.175	5/11/2016
Chief Business Officer	26,667	—		13.425	4/25/2017
	31,143	1,357	(2)	10.21	2/5/2018
	25,500	10,500	(4)	10.36	2/3/2019
	23,431	21,569	(5)	4.16	11/16/2019
	7,496	12,504	(6)	2.81	6/15/2020
	—	30,000	(7)	5.96	1/19/2021
	—	60,000	(8)	6.06	6/16/2021
Daphne Quimi	10,000	—		16.57	9/4/2017
Principal Financial Officer	6,680	320	(2)	10.21	2/5/2018
	5,652	2,348	(4)	10.36	2/3/2019
	7,806	7,194	(5)	4.16	11/16/2019
	2,250	3,750	(6)	2.81	6/15/2020
	—	8,750	(7)	5.96	1/19/2021
	—	15,000	(8)	6.06	6/16/2021

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant and the remainder vest 1/36th per month thereafter.

(2)
The date of grant was February 5, 2008.

(3)
The date of grant was June 10, 2008.

(4)
The date of grant was February 3, 2009.

(5)
The date of grant was November 16, 2009.

(6)
The date of grant was June 15, 2010.

(7)
The date of grant was January 19, 2011.

(8)
The date of grant was June 16, 2011.

Option Exercises and Stock Vested at Year End

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew R. Patterson	50,000	$229,000	(1)

(1)
Based on the closing price of our Common Stock on August 31, 2011, which was Mr. Patterson's last day of employment with the Company.

        As previously discussed, Mr. Patterson's grant of 50,000 shares of restricted stock fully vested upon his departure from the Company in August 2011. None of our other named executive officers exercised options or vested in any stock awards during the year ended December 31, 2011.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of independent directors, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the Company's best interests.

Severance Benefits and Change of Control Arrangements

        We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

        John F. Crowley.    We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement. The agreement will continue for successive one-year terms until either Mr. Crowley or we provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by us other than for cause, or if we decide not to extend Mr. Crowley's agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with our regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 18 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns.

        Further, if upon the termination of Mr. Crowley's employment by us other than for cause, or if we decide not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within three months prior to, or twelve months following, a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 18 months. Further, the vesting of all remaining unvested options then held by Mr. Crowley would accelerate in full. Finally, if Mr. Crowley's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

        Other Named Executive Officers.    We have entered into severance agreements with the following named executive officers: Bradley L. Campbell, David J. Lockhart and Pol F. Boudes, M.D. We also entered into a substantially similar severance agreement with Mr. Baird upon his appointment to chief financial officer. If any of these executive officers is terminated without cause, then the executive has the right to receive:

  •
  six months of base salary following that termination;

  •
  an amount equal to any bonus paid to such executive in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

  •
  vesting on option awards then held by them will automatically accelerate by six months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months.

        In addition, if any of these executive officers is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, the executive resigns for good reason, then the executive has the right to receive:

  •
  twelve times the monthly base salary in effect as of the date of the corporate change;

  •
  an amount equal to any bonus paid to such executive in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

  •
  any outstanding unvested stock options held by the executive will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months.

        As a condition to the payment of the foregoing severance benefits, a departing executive is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive from competing with us during the term of his or her employment and for twelve months after termination of employment.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

        For each named executive officer other than Ms. Quimi, the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2011. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers. The amounts set forth below for Mr. Patterson reflect the actual payments and benefits he received in connection with his resignation for good reason in August 2011. Mr. Ganesan was not entitled to any benefits upon his resignation in February 2011, and Ms. Quimi is not entitled to any severance benefits upon termination of her employment with us.

Name and Principal Position	Salary Continuation ($)		Bonus ($)		Benefit Continuation ($)(2)		Value of Stock Option Vesting ($)		Total ($)
John F. Crowley	$817,500		$490,500		$1,878,621	(1)	8,656		$3,195,277
Chairman and Chief Executive Officer
Matthew R. Patterson	475,000	(3)	100,546	(3)	18,892	(3)	421,460	(4)	1,015,898
Former President
David Lockhart, Ph.D.	189,265		159,586		48,292		2,363		399,506
Chief Scientific Officer
Pol F. Boudes, M.D.	178,502		150,511		52,414		2,363		383,790
Chief Medical Officer
Bradley L. Campbell	149,568		93,003		52,414		1,572		296,557
Chief Business Officer

(1)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA premiums paid by the Company.

(3)
Represents actual salary continuation, bonus and benefit continuation that Mr. Patterson was entitled to upon his resignation from the Company on August 31, 2011.

(4)
Consists of $360,500 and $60,960 related to the vesting of restricted stock and stock options, respectively.

Potential Payments Upon Termination Due to Change of Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, other than Messrs. Patterson and Ganesan and Ms. Quimi, if his employment had been terminated due to constructive termination upon a change of control on December 31, 2011, assuming that such termination occurred within the period beginning on the first day of the calendar month immediately preceding the calendar month in which the effective date of a change of control occurs and ending on the last day of the twelfth calendar month following the calendar month in which the effective date of a change of control occurs, or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)		Value of Stock Option Vesting ($)	Total ($)
John F. Crowley	$1,090,000	$654,000	$3,704,828	(1)	$21,659	$5,470,487
Chairman and Chief Executive Officer
David Lockhart, Ph.D.	378,529	159,586	48,292	(2)	11,813	598,220
Chief Scientific Officer
Pol F. Boudes M.D.	357,004	150,511	52,414	(2)	11,813	571,742
Chief Medical Officer
Bradley L. Campbell	299,135	93,003	52,414	(2)	7,878	452,430
Chief Business Officer

(1)
Benefits to be continued consist of healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company.

Director Compensation

        Pursuant to our Director Compensation Policy, each member of our Board who is not our employee received the following cash compensation for Board services during 2011, as applicable:

  •
  $30,000 per year for service as lead independent director;

  •
  $20,000 per year for service as a Board member;

  •
  $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees);

  •
  $30,000 for service as a financial expert;

  •
  $20,000 per year each for service as chairperson of the Compensation Committee, the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees); and

  •
  $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

        The 2007 Director Option Plan provides that each director shall automatically receive an annual grant of options to purchase 10,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the grants will vest in full at the next Annual Meeting of Stockholders. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee's cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

        In February 2009 and March 2010, we granted Sol. J. Barer and Margaret G. McGlynn, respectively, options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. The exercise price of these options is equal to 100% of the fair market value on the date of grant of the shares covered by the option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vests over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We may in the future make additional initial grants of stock options to new Board members.

  Director Compensation Changes in 2012

        At the end of 2011, the Nominating and Corporate Governance Committee, in accordance with its charter, undertook a review of our director compensation with the assistance of Pay Governance. Based on market data and Pay Governance's findings, the Committee determined that both the annual cash retainer and annual option grant should be increased, while the retainers paid to the chairs of the Nominating and Corporate Governance Committee and Science and Technology Committee should be reduced. As a result, effective as of January 1, 2012, (i) the annual cash retainer for all independent Board members was increased from $20,000 to $30,000, (ii) the annual equity grant of options was increased from 10,000 shares to 15,000 shares, and (iii) the annual committee chair retainers for both the Nominating and Corporate Governance Committee and Science and Technology Committee were reduced from $10,000 to $7,500. There had been no increases to the annual cash retainer or the annual option grant since our initial public offering in 2007, and no other changes were made to the director compensation structure. The Nominating and Corporate Governance Committee believes these changes were necessary to ensure that the Board continues to attract and retain high quality members and remains current with market compensation practices.

Summary Director Compensation Table

Name	Total ($)	Fees Earned ($)		Stock Awards(5) ($)	Option Awards(10) ($)	All Other Compensation ($)
Glenn P. Sblendorio(4)	$132,145	$80,000	(1)	$—	$52,145	$—
Alexander E. Barkas, Ph.D.(9)	82,797	30,652	(2)	—	52,145	—
Michael G. Raab(3)(4)	87,145	35,000	(1)	—	52,145	—
James N. Topper, M.D., Ph.D(3)(6)	97,145	45,000	(2)	—	52,145	—
P. Sherrill Neff(8)	15,935	15,935	(2)	—	—	—
Sol J. Barer, Ph.D.(3)	77,145	25,000	(1)	—	52,145	—
Donald J. Hayden, Jr.(4)(5)(7)	416,383	70,834	(1)	—	345,549	—
James Barrett, Ph.D.(5)(6)	82,145	30,000	(2)	—	52,145	—
Margaret G. McGlynn, R.Ph.(3)(4)(5)	89,233	37,088	(1)	—	52,145	—

(1)
Represents fees paid to Director pursuant to Director Compensation Policy.

(2)
Represents fees paid to fund managed by Director. For Dr. Topper, $33,750 were paid to an affiliated fund and $11,250 directly to Dr. Topper.

(3)
Member of Compensation Committee. Ms. McGlynn has served on the Compensation Committee since June 2011.

(4)
Member of Audit Committee. Ms. McGlynn served on the Audit Committee until May 2011.

(5)
Member of Nominating/Corporate Governance Committee. Ms. McGlynn began serving on the Nominating/Corporate Governance Committee in 2012; thus, she did not receive any fees for service on this committee in 2011.

(6)
Member of Science & Technology Committee.

(7)
Lead Independent Director. Mr. Hayden has served as a member of the Audit Committee since December 2011.

(8)
Mr. Neff served as Director until his term expired at the 2011 Annual Meeting of Stockholders in May 2011.

(9)
Dr. Barkas served as Director until his passing in November 2011.

(10)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2011, filed with the Securities and Exchange Commission on Form 10-K on February 28, 2012, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(11)
As of December 31, 2011, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/ Unvested
Each of Messrs. Raab, Sblendorio and Dr. Topper	40,000 each	30,000/10,000
Sol J. Barer, Ph.D.	60,000	41,250/18,750
Donald J. Hayden, Jr.	136,667	56,667/80,000
James Barrett, Ph.D.	20,000	10,000/10,000
Margaret G. McGlynn, R.Ph.	50,000	23,125/26,875

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2011 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.
Compensation Committee:

Margaret G. McGlynn, Chair
Michael G. Raab
James N. Topper, M.D., Ph.D.
Sol J. Barer, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that, in 2011, other than as noted below such individuals and entities filed all required reports on a timely basis. Forms 4 reporting the annual grant of stock options to our independent directors in May 2011 and Forms 3 required to be filed in connection with the promotions of our vice president, intellectual property and vice president, technical operations to executive officer positions were not timely filed, but were filed within one month of their respective due dates. However, we did not file the Form 3 required to be filed in connection with the promotion of our controller to principal financial officer in February 2011 or the Forms 4 required to be filed in connection with two option grants received by Ms. Quimi in 2011. We did file a Form 3 on Ms. Quimi's behalf in February 2012, but do not plan to file additional reports because she is not currently considered an executive officer of the Company following Mr. Baird's appointment to chief financial officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

        Our Board maintains a formal policy such that all transactions between us and our officers, directors, principal stockholders and their affiliates must be approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and that such transactions must be on terms no less favorable to us than those that could be obtained from unaffiliated third parties. We do not intend at this time to adopt specific standards for the approval of these transactions, but instead intend to have our Board review all such transactions on a case by case basis.

  March 2012 Common Stock Offering

        In March 2012, we sold 11.5 million shares of our Common Stock at a price of $5.70 per share in an underwritten public offering. The net proceeds of the offering were approximately $62 million after deducting the underwriting discounts and all other offering expenses. Funds affiliated with New Enterprise Associates participated in the offering and purchased 1.14 million shares of our Common Stock. NEA owns approximately 12% of our Common Stock and M. James Barrett is both a general partner of NEA and a member of our Board.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicustherapeutics.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board of Directors has voted to nominate Sol J. Barer, Ph.D., Donald J. Hayden, Jr. and James N. Topper, M.D., Ph.D. for election at the Annual Meeting for a term of three years to serve as Class II directors until the 2015 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class III directors—John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio—and the Class I director—M. James Barrett, Ph.D.—will serve until the Annual Meetings of Stockholders to be held in 2013 and 2014, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of Sol J. Barer, Ph.D., Donald J. Hayden,  Jr. and James N. Topper, M.D., Ph.D. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

        The Board of Directors recommends the vote "FOR" the election of each of Sol J. Barer, Ph.D., Donald J. Hayden, Jr. and James N. Topper, M.D., Ph.D as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

 PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2012. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2011. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2011	2010
Audit Fees	$379,209	$432,674
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,945	1,995

Total	$381,154	$434,669

        Fees for audit services included fees associated with the annual audit and the reviews of the quarterly reports on Form 10-Q. In 2011, the audit fees also included costs of $7,500 associated with the review of the Form S-8 that was completed in June 2011. In 2010, the audit fees also included costs of $55,500 associated with the review of the Prospectus Supplement and Form S-3 that were completed in March 2010 and January 2011, respectively. In 2010, the audit fees also included costs of $55,500 associated with the review of the Prospectus Supplement and Registration Statement on Form S-3 that were completed in March 2010 and January 2011, respectively. All Other Fees included subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

        The Board of Directors recommends the vote "FOR" to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of Nasdaq Stock Market and Securities Exchange Act of 1934, as amended, has furnished the following report.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2011, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2011 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the

    Public Company Accounting Oversight Board. The Audit Committee further discussed Ernst & Young's independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Members of the Amicus Therapeutics, Inc.
Audit Committee

Glenn P. Sblendorio, Chair
Donald J. Hayden, Jr.
Michael G. Raab

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the 2012 Annual Meeting. If any other business is properly brought before the 2012 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2012. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2013 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 28, 2012 and not later than December 28, 2012; provided, however, that in the event that the date of the 2013 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2012 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90 day prior to such 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2013 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2013 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicustherapeutics.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2012 Annual Meeting of Stockholders and our annual report to stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2012 Annual Meeting of Stockholders and our annual report to stockholders, please call us at (609) 662-2000 or send a written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our proxy statement, notice of our annual meeting of stockholders and our annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sol J. Barer, Ph.D. O Donald J. Hayden, Jr. O James N. Topper, M.D., Ph.D. 2. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2012. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 061312

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Sol J. Barer, Ph.D. O Donald J. Hayden, Jr. O James N. Topper, M.D., Ph.D. 2. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2012. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 20330000000000000000 9 061312 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417

1 14475 COMMENTS: AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and Geoffrey P. Gilmore as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 20, 2012, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 13, 2012, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 13, 2012 and the Proxy Statement for the Annual Meeting, each dated April 27, 2012, prior to the signing of this proxy. (Continued and to be signed on the reverse side)

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FINANCE
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM